Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" and "Financial Information" in the Statement of Additional Information and to the use of our report dated February 18, 2005 with respect to the consolidated financial statements of IDS Life Insurance Company and to the use of our report dated March 31, 2005 with respect to the financial statements of IDS Life Variable Life Separate Account included in Post-Effective Amendment No. 8 to the Registration Statement (Form N-6, No. 333-83456) for the registration of the RiverSource(SM) Single Premium Variable Life offered by IDS Life Insurance Company previously American Express(R) Single Premium Variable Life.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP
Minneapolis, Minnesota
September 29, 2005